                                                                     EXHIBIT 4.3

                          EARLE M. JORGENSEN COMPANY


                                 $105,000,000

                         9 1/2% Senior Notes due 2005

                              PURCHASE AGREEMENT

                                March 19, 1998



                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                          BT ALEX. BROWN INCORPORATED

                                 $105,000,000

                         9 1/2% Senior Notes due 2005

                         of EARLE M. JORGENSEN COMPANY

                              PURCHASE AGREEMENT


                                                                  March 19, 1998


Donaldson, Lufkin & Jenrette Securities Corporation
BT Alex. Brown Incorporated


c/o Donaldson, Lufkin & Jenrette
        Securities Corporation
        277 Park Avenue
        New York, New York  10005

Ladies and Gentlemen:

          Earle M. Jorgensen Company (the "Company"), a Delaware corporation,
                                           -------
proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and BT Alex. Brown Incorporated (each an "Initial Purchaser"
              ---                                             -----------------
and, collectively, the "Initial Purchasers") an aggregate of $105,000,000 in
                        ------------------
principal amount of its 9 1/2% Senior Notes due 2005 (the "Series A Notes"),
                                                           --------------
subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be
                                                           ---------
dated as of the Closing Date (as defined below), between the Company and United States Trust Company of New York, as trustee (the "Trustee"). The Series A
                                                   -------
Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Company is a wholly
                                            -----
owned subsidiary of Earle M. Jorgenson Holding Company, Inc. (the "Holding Company"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

          1.   Offering Memorandum.  The Series A Notes will be offered and
               -------------------
sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated
 ---
March 3, 1998 (the "Preliminary Offering Memorandum") and a final offering
                    -------------------------------
memorandum, dated March 19, 1998 (the "Offering Memorandum"), relating to the
                                       -------------------
Series A Notes.

          Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities (other than the Series B Notes) issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

          "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT HAS ACQUIRED THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS," AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

          2.   Agreements to Sell and Purchase.  On the basis of the
               -------------------------------
representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amount of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 97.125% of the principal amount thereof (the "Purchase Price").
      --------------

          3.   Terms of Offering.  The Initial Purchasers have advised the
               -----------------
Company that the Initial Purchasers will make offers (the "Exempt Resales") of
                                                           --------------
the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), and (ii) to persons permitted to purchase
                             ----
the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses
                  ----------------------
(i)  and (ii) being referred to herein as the "Eligible Purchasers").  The
                                               -------------------
Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 97.125% of the principal amount thereof. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially
 -----------------------------
the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"),
                                                                ----------
under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's
              -------------------------------------
9 1/2% Senior Notes due 2005 (the "Series B Notes"), to be offered in exchange
                                   --------------
for the Series A Notes (such offer to exchange being referred to as the

"Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415
 --------------
under the Act (the "Shelf Registration Statement" and, together with the
                    ----------------------------
Exchange Offer Registration Statement, the "Registration Statements") relating
                                            -----------------------
to the resale by certain holders of the Series A Notes and to use its best efforts to cause such Registration State ments to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. On the Closing Date (as hereinafter defined), the Company intends to (i) enter into a loan agreement (the "Special Term Loan") with DLJ Capital Funding, Inc., as syndication agent,
      -----------------
Donaldson Lufkin & Jenrette

Securities Corporation and BT Alex. Brown Incorporated, as arrangers, and the other lenders party thereto pursuant to which the Company will borrow $100 million and (ii) enter into a $220 million revolving credit facility pursuant to a credit agreement with a group of banks (the "New Credit Facility"). The New
                                               -------------------
Credit Facility and the agreements creating security interests in certain assets of the Company for the benefit of the holders of indebtedness arising under the New Credit Facility are sometimes herein referred to as the "Bank Agreements"
                                                             ---------------
The Special Term Loan and the agreements creating security interests in certain assets of the Company for the benefit of the holders of indebtedness arising under the Special Term Loan are sometimes herein referred to as the "Special
                                                                     -------
Term Loan Agreements." This Agreement, the Indenture, the Notes, the Special
--------------------
Term Loan Agreements, the Bank Agreements and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."
                                                           -------------------

          4.   Delivery and Payment.
               --------------------

               (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP at 919 Third Avenue, New York, New York, 10022-3897, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on March 24, 1998, or at such other time on the same date or such other time and date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Series A Notes are herein called the "Closing Date."
                                                          ------------

               (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the
          ---
aggregate principal amount of the Series A Notes (collectively, the "Global
                                                                     ------
Notes") shall be delivered by the Company to the Initial Purchasers (or as the
-----
Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to such accounts with such financial institutions as the Company may direct in writing. The Global Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

          5.   Agreements of the Company.  The Company hereby agrees with each
               -------------------------
Initial Purchaser as follows:

          (a) To advise the Initial Purchasers promptly and, if requested by an Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission or other regulatory authority of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to each of the Initial Purchaser's compliance with its respective representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchaser for so long as any Series A Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

          (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

          (e) Prior to the sale of the Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

          (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholder's equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent certified public accountant and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (g) So long as the Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of either the Company or the Holding Company is listed and such other publicly available information concerning the Company, the Holding Company and the Company's subsidiaries, if any, as the Initial Purchasers may reasonably request.

          (h) So long as any of the Series A Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make
                                                      ------------
available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.
              ---------------------

          (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other

Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Notes, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated
                                                                ----
Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee
                            ------
and Trustee's counsel in connection with the Indenture and the Notes, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including
DTC), (ix) any fees charged by rating agencies for the rating of the Notes,
(x) all costs and expenses of the Exchange Offer and any Registration
Statement, as set forth in the Registration Rights Agreement, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

          (j) To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

          (k) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or the Holding Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or the Holding Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

          (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to

Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

          (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (o) To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes registered pursuant to the Act to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (p) To comply with all of its agreements set forth in the Registration Rights Agreement.

          (q) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes.

     6.   Representations, Warranties and Agreements of the Company.  As of the
          ---------------------------------------------------------
date hereof, the Company represents and warrants to each Initial Purchaser that:

          (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. The Company acknowledges for all purposes under this Agreement that the statements with respect to price and discount and the last paragraph on the cover page of the Offering Memorandum, the information contained in the first, third, fifth, ninth and tenth paragraphs under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum, and the information regarding stabilization on the inside front cover of the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto) constitute the only written information furnished to the Company by or on behalf of any Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memoran dum (or any amendment or supplement thereto) and that the Initial Purchasers shall not be deemed to have provided any other information (and therefore are not responsible for any such statement or omission) pertaining to any arrangement or agreement with respect to any party other than the Initial Purchasers. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (b)  The Company and each of its subsidiaries (each, a "Subsidiary"
                                                                  ----------
and, collectively, the "Subsidiaries") has been duly organized, is validly
                        ------------
existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties as described in the Preliminary Offering Memorandum and the Offering Memorandum (and, with respect to the Company, to authorize the offering of the Notes, to execute, deliver and perform this Agreement and to issue, sell and deliver the Notes), and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the business, results of operations, condition (financial or otherwise) or properties of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

          (c) The Holding Company has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Delaware and does not engage in any business or investment activities other than owning 100% of the issued and outstanding capital stock of the Company and supplying management services to the Company pursuant to the terms of the Management Agreement (as such term is defined in the Indenture) as described in the Preliminary Offering Memorandum and the Offering Memorandum.

          (d) The authorized, issued and outstanding capital stock of the Company is as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under "Capitalization." All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company. All such shares of capital stock are fully paid and nonassessable, and, other than pursuant to the Holding Pledge Agreement (as defined in the Preliminary Offering Memorandum and Offering Memorandum) and all agreements and other documents related thereto, are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary. The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company.

        (e) The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee in accordance with its terms, will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally; (ii) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity and that such enforcement is sought at law or in equity and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought; and (iii) that a waiver of rights under any usury laws may be unenforceable. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, (the "TIA" or "Trust Indenture Act") and the rules and regulations of the
      ---      -------------------
Commission applicable to an indenture which is qualified thereunder.

        (f) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

        (g) The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except
(i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally; (ii) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity and that such enforcement is sought at law or in equity and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought; and (iii) that a waiver of rights under any usury laws may be unenforceable. On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

        (h) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally; (ii) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity and that such enforcement is sought at law or in equity and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought; and (iii) that a waiver of rights under any usury laws may be unenforceable.

        (i) Neither the Holding Company, the Company nor any of the Subsidiaries is in violation of its respective charter or bylaws or in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Holding Company, the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Holding

Company, the Company or any of the Subsidiaries is subject, except such as have been waived or which would not have, singly or in the aggregate, a Material Adverse Effect.

        (j) This Agreement has been duly authorized and validly executed and delivered by the Company and (assuming the due execution and delivery hereof by you) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally; (ii) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought; and (iii) as rights to indemnity and contribution may be limited by state or federal laws relating to securities or by the policies underlying such laws.

        (k) All indebtedness of the Company that will be repaid with the proceeds of the issuance and sale of the Series A Notes was incurred, and the indebtedness represented by the Series A Notes is being incurred, for proper purposes and in good faith and the Company was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) able to pay their respective debts as they mature.

        (l) Other than as described in the Preliminary Offering Memorandum and the Offering Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Holding Company, the Company or any of the Subsidiaries, or any of their respective properties, which is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, or which would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby, and to the best of the Company's knowledge, no such proceedings are contemplated or threatened.

        (m) The Registration Rights Agreement has been duly authorized by the Company on the Closing Date, will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally; and (ii) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity and that such enforcement is sought at law or in equity and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

        (n) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Holding Company and compliance by the Company and the Holding Company with all provi sions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as has been obtained or as may be required (i) under the securities or Blue Sky laws of the various states governing the purchase or distribution of the Notes or (ii) to register the Series B Notes under the Securities Act of 1933 or to qualify the Indenture under the TIA in connection with the performance by the Company of its obligations under the Registration Rights Agreement), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or the Holding Company or any bond, note, debenture or other evidence of indebtedness, indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument that is material to the Company and the Holding Company, taken as a whole, to which the Company or the Holding Company is a party or by which the Company or the Holding Company or their respective property is bound, (iii) violate or conflict with any material applicable law or any material rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, the Holding Company or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a material Lien under, any agreement or instrument to which the Company or the Holding Company is a party or by which the Company or the Holding Company or their respective property is bound, except pursuant to the Special Term Loan Agreements, the Bank Agreements and the Restructuring Agreement (as such term is defined in the Preliminary Offering Memorandum and the Offering Memorandum) or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or the Holding Company or result in any other impairment of the rights of the holder of any such Authorization, other than, in the case of clauses (ii),
(iii), (iv) or (v) above, for such conflicts, breaches, defaults, acceleration of an obligation or Lien (x) arising with respect to obligations and agreements that will be discharged or terminated concurrently with the closing of the transactions contemplated hereby or (y) which would not, singly or in the aggregate, have a Material Adverse Effect.

        (o) Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and as would not, singly or in the aggregate, have a Material Adverse Effect: (i) the Company in compliance with all laws and regulations relating to protection of human health or environment or imposing liability or standards of conduct concerning any Materials of Environmental Concern (as defined below) ("Environmental Laws"), including, without
                             ------------------
limitation, possession of required permits and compliance with the terms of conditions thereof, and there are no circumstances known to the Company that will prevent such compliance in the future; (ii) the Company has not received any notice and there is no pending or threatened action, suit or proceeding before or by any court of governmental agency or body ("Environmental Claim")
                                                        -------------------
alleging potential liability (including, but not limited to, investigatory, cleanup or governmental response costs, natural resources or property damages, personal injuries, or penalties) of the Company or any person or entity for whom the Company has contractually retained or assumed responsibility, arising out of, based on, or resulting from the presence, or release, discharge, emission or disposal into the environment, of any Material of Environmental Concern at or from any location, owned or operated by the Company or any violation or alleged violation of any Environmental Law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, conditions, events or incidents that could be reasonably expected to form the basis of any such Environmental Claim; the term "Materials of Environmental
                                                 --------------------------
Concern" means (a) any "hazardous substance" as defined by the Comprehensive
-------
Environmental

Response, Compensation and Liability of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl, and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated or defined under any other Environmental Law;

        (p) The Company has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of,
                                                          -------------
and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and the Company is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or the Holding Company; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

        (q) Except as would not result, singly or in the aggregate, in a Material Adverse effect, the Company and each of the Subsidiaries has title, free and clear of all Liens (except Permitted Liens (as defined in the Indenture, including Liens in connection with the Bank Agreements and the Special Term Loan Agreements)), to all property and assets reflected in the Company's consolidated financial statements for the nine months ended December 31, 1997.

        (r) The accountants, Ernst & Young LLP, that has certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company, as required by the Act and the Exchange Act. The historical financial statements, together with related notes, set forth in the Preliminary Offering

Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

        (s) The historical financial statements, together with related notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum relating specifically to the Company (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

        (t) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act.

        (u) Each of the Company and the Holding Company is not and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

        (v) There are no contracts, agreements or understandings between the Company or the Holding Company and any person granting such person the right to require the Company or the Holding Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company or the Holding Company to include such securities with the Notes registered pursuant to any Registration Statement.

        (w) Neither the Company nor the Holding Company nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

        (x) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

        (y) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (ex clusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and the Holding Company, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company and
(iii) the Company has not incurred any material liability or obligation, direct or contingent.

        (z) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

        (aa) When the Series A Notes are issued and delivered pursuant to this Agreement, the Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

        (ab) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, the Holding Company or any of their respective representatives (other than the Initial Purchasers and their representatives, as to whom the Company and the Holding Company make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

        (ac) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

        (ad) None of the Company, the Holding Company nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Holding Company make no representa tion) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect
                                                   ------------
to the Series A Notes.

        (ae) The Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold in "offshore transactions" within meaning of Rule 902 of Regulation S.

        (af) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

        (ag) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

        (ah) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to the terms of this Agreement shall be deemed to be a representation and warranty of the Company, as applicable, to the Initial Purchasers as to the matters covered thereby.

        (ai) Except as disclosed in the Offering Memorandum, each of the amendments to the Holding Company and the Company's respective certificate of incorporation and bylaws, each of the agreements with their stockholders and other parties, and each of the actions of the Holding Company and the Company's board of directors and stockholders which are in each case necessary to effect any of the transactions and events described in the Preliminary Offering Memorandum and the Offering Memorandum are in full force and effect.

        (aj) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each Subsidiary maintains insurance covering their properties, operations, personnel and businesses; such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses; neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

        (ak) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (al) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Holding Company, the Company nor any of the Subsidiaries has violated any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Company or any of the Subsidiaries engaged in any unfair labor practice, which in each case might result, singly or in the aggregate, in a Material Adverse Effect. Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of the Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as could not have a Material Adverse Effect.

          The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          7.   Initial Purchasers' Representations and Warranties.  Each of the
               --------------------------------------------------
Initial Purchasers, severally and not jointly, represents and warrants to the Company, and agrees that:

               (a) Such Initial Purchasers are QIBs with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

               (b) Such Initial Purchasers (A) are not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

        (c) Such Initial Purchasers agree that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchasers or any of their representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

        (d) Such Initial Purchasers agree that, in connection with Exempt Resales, such Initial Purchasers will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) purchasers that the Initial Purchasers reasonably believe are QIBs, and
(B) Regulation S Purchasers, in each case, that agree that (x) Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Company or any of its Subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

        (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

        (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

         (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

               Such Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

           8.  Indemnification.
               ---------------

               (a) The Company agrees, to indemnify and hold harmless the Initial Purchasers, their directors, their officers and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company or the Holding Company to any holder or prospective purchaser of Series A Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Company by such Initial Purchasers; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchasers who failed to deliver a Final Offering Memorandum (as then amended or supplemented, provided by the Company to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum.

        (b) The Initial Purchasers agree to indemnify and hold harmless the Company, and its respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers but only with reference to information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

        (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person
------------------
against whom such indemnity may be sought (the "indemnifying party") in writing
                                                ------------------
and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of the counsel, except as provided below, shall be at the expense of such Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of commencement of such action or proceeding or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemni fied party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circum-stances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a) and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if (a) the fees and expenses of counsel are at the expense of the indemnifying party and the indemnified party shall have requested the indemnifying party for such fees and expenses of counsel as incurred, (b) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of settlement, (c) the amount of such fees and expenses or the reimbursement obligation is not being disputed in good faith by the indemnifying party (the "Default"), (d) the indemnified party provides the indemnifying party twenty days prior written notice to the indemnifying party of such Default and the indemnified party's intention to settle the action without the indemnifying party's written consent, including the details of the proposed settlement and
(e) the indemnifying party has failed to cure such Default. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is a party or in respect of which indemnity or contribution may be sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

        (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and each Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or an Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable consid erations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, each Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omis sion. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

          (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    9.    Conditions of Initial Purchasers' Obligations.  The obligations of the
          ---------------------------------------------
Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change, in any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or the Holding Company or any securities of the Company or the Holding Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

          (c) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (ex clusive of any amendments or supplements thereto subsequent to the date of this Agreement) (i) there shall not have occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and any of its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its Subsidiaries and (iii) the Company or any of its Subsidiar ies shall not have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

          (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 9(a) and 9(b) and stating that the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

          (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Katten, Muchin and Zavis, counsel for the Company, to the effect that:

               (i) Each of the Company and Holding is a corporation duly organized, existing and in good standing under the laws of the State of Delaware;

               (ii) The Company is qualified to transact business as a foreign corporation and in good standing in the jurisdictions listed on schedule to the opinion;

               (iii) The Company has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum;

               (iv) The Company's authorized and issued capital stock as of March 19, 1998 was 128 shares of $.01 par value Common Stock;

               (v) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Purchase Agreement and the Registration Rights Agreement and to issue, sell and deliver the Series A Notes to be sold by it to the Initial Purchasers as provided in the Offering Memorandum and the Purchase Agreement, and the Purchase Agreement and the Registration Rights Agreement have been duly authorized by all requisite corporate action and have been duly executed and delivered by the Company and are enforceable against the Company in accordance with their respective terms;

               (vi) The Company has the requisite corporate power and authority to enter into the Indenture and the Indenture has been duly authorized by all requisite corporate action and has been executed and delivered by the Company and is enforceable in accordance with its terms; the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to an indenture which is qualified thereunder; and no qualification of the Indenture under the TIA is required in connection with the offer and sale of the Series A Notes contemplated by the Purchase Agreement or in connection with the Exempt Resales;

               (vii) The Series A Notes have been duly authorized by all requisite corporate action of the Company, and, assuming they have been executed by the Trustee, when issued and delivered by the Company to the Initial Purchasers against payment therefor and in accordance with the terms of the Purchase Agreement will be entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms;

               (viii) Neither (i) the offer, sale or delivery of the Series A Notes in the manner contemplated in the Offering Memorandum and the Purchase Agreement nor (ii) the execution, delivery or performance by the Company of the Purchase Agreement, the Registration Rights Agreement or the Indenture, compliance by the Company with the provisions thereof nor consummation by the Company of the transactions contemplated thereby, will
     (a) violate the Certificate of Incorporation or By-Laws of the Company or Holding, (b) result in a material breach of, or constitute a material default under, any material contract, instrument, agreement, indenture, lease or other instrument filed by the Company with the Commission pursuant to its reporting under the Securities Exchange Act of 1934, as amended (collectively "Material Contracts"), or (c) other than as described in the Offering Memorandum with respect to the liens in connection with the Bank Agreements, the Special Term Loan Agreements and the Holding Notes (as defined in the Offering Memoran dum), will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any Material Contract, nor will any such action result in any violation in any material respect of any law, regulation, judgment, injunction, order or decree known to us and applicable to the Company or any of its properties;

               (ix) The Series B Notes have been duly authorized by all requisite corporate action of the Company;

               (x) To the knowledge of such counsel, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required on the part of the Company (except as has been obtained, or such as may be required (i) under state securities or Blue Sky laws governing the purchase and distribution of the Series A Notes, or (ii) to register the Series B Notes under the Securities Act of 1933, as amended (the "33 Act"), to qualify the Indenture under the TIA and under state securities or Blue Sky laws in connection with the performance by the Company of its obligations under the Registration Rights Agreement, as to which we express no opinion) in connection with the authorization, issuance and delivery of the Series A Notes to the Initial Purchasers as contemplated by the Purchase Agreement and the Offering Memorandum or the execution, delivery or performance by the Company of each of the Purchase Agreement, the Registration Rights Agreement and the Indenture;

               (xi) Those provisions of any contract or other legal documents that are described in the Offering Memorandum conform in all material respects to the descriptions thereof contained in the Offering Memoran dum;

               (xii) The description of Series A Notes conforms in all material respects to the descriptions thereof contained in the Offering Memorandum;

               (xiii) The information contained in the Offering Memorandum under the headings "Description of Other Indebtedness" and "U.S. Federal Income Tax Consequences" to the extent it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

               (xiv) To the knowledge of such counsel, except as described in the Offering Memorandum, no holder of any securities of the Company (except for the holders of the Series A Notes) or any other person has the right to have any securities of the Company included in any registration statement contemplated by the Registration Rights Agreement;

               (xv) Assuming (i) the accuracy of the representations of the Company in Sections 6(ab), (ad), (ae) and (af) of the Purchase Agreement,
     (ii) the accuracy of the representations and warranties of the Initial Purchasers in Section 7 of the Purchase Agreement, (iii) the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 7 of the Purchase Agreement, (iv) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, (vi) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Series A Notes and (vi) purchasers to whom the Initial Purchasers initially resell the Series A Notes receive a copy of the Offering Memorandum prior to such sale, it is not necessary to register the Series A Notes under the 33 Act in connection with (A) the offer and sale of the Series A Notes and the delivery of the certificate for the Series A Notes on the Closing Date by the Company to the Initial Purchasers pursuant to the Purchase Agreement and (B) the offer and resale of the Series A Notes delivered on the Closing Date by the Initial Purchasers as contemplated by the Purchase Agreement;

               (xvi) Neither the consummation of the transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Series A Notes, nor the application of the proceeds therefrom (as described in the Offering Memorandum under the caption "Use of Proceeds"), will violate regulation G (12 C.F.R. Part 207), T (12 C.F.R. Part 220), U (12 C.F.R. Part 221) or X (12 C.F.R. Part 224) of the Board of Governors of the Federal reserve System;

               (xvii) Neither the Company nor Holdings is or, after giving effect to the offering and sale of the Series A Notes and the application of the proceeds as described in the Offering Memorandum, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

               (xviii) The Company is not required to deliver the information specified in Rule 144(d)(4) in connection with the offering and resale of the Series A Notes by the Initial Purchasers.

          Such counsel shall further state that it has participated in conferences with officers and other representatives of the Company, the Initial Purchasers and their counsel and representatives of the independent public accountants for the Company, at which conferences the contents of the Offering Memorandum, and related matters were discussed, and, although such counsel does not pass upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements in the Offering Memorandum, any amendment thereof or supplement thereto (except as expressly provided in such opinion), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express a belief) have come to the attention of such counsel in the course of such participation or representation of the Company to lead such counsel to believe that the Offering Memorandum or any amendment thereof, as of their dates or as of the date hereof, contains any untrue statement of a material fact or omits a state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Such counsel shall also confirm that, based solely on a review of our search of the dockets of the (a) Los Angeles Superior Court, Central District,
(b) Delaware Supreme Courts, (c) United States District Courts of Delaware and the Central District of California and (d) United States Courts of Appeals in Delaware and California copies of which are attached hereto as Exhibit A and inquiries of appropriate officers of the Company to such counsel's knowledge, there are no actions or proceedings against the Company pending or overtly threatened in writing, before any court, governmental agency or arbitrator, which (i) seek to affect the enforceability of the Purchase Agreement, the Registration Rights Agreement, the Series A Notes or the Indenture or (ii) are required to be described in the Offering Memorandum which are not described as required, as if the Offering Memorandum were a prospectus subject to the requirements of the 33 Act.

          The opinion of Katten, Muchin and Zavis described in Section 9(e) above shall be rendered to you at the request of the Company and the Holding Company and shall so state therein.

        (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers in form and substance reasonably satisfactory to the Initial Purchasers.

        (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof and of the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Ernst & Young LLP, independent public accountant, containing the information and statements of the type ordinarily included in accountant's "comfort let ter" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

        (h) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

        (i) The Initial Purchasers shall have received a counterpart, conformed as executed of the Indenture which shall have been entered into by the Company and the Trustee.

        (j) The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

        (k) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company, as the case may be, at or prior to the Closing Date.

        (l) The Initial Purchasers shall have received a solvency opinion from Murray, Devine & Co., Inc. in form and substance reasonably satisfactory to the Initial Purchasers.

        (m) On or prior to the Closing Date, (i) (A) the Refinancing Transactions (as defined in the Offering Memorandum) shall have been consummated and (B) the Company shall have entered into the Bank Agreements and the Special Term Loan Agreements and all conditions to the effectiveness thereof shall have been satisfied or waived, (ii) such transactions described in the foregoing clause (i) shall continue to be in full force and effect in accordance with the terms thereof, and (iii) the Company shall have provided to each of the Initial Purchasers and counsel to the Initial Purchasers copies of the definitive Bank Agreements and the Special Term Loan Agreements and copies of all material closing documents delivered in connection therewith.

             (n) The Initial Purchasers shall have been furnished with a copy of the opinions delivered on behalf of the Company and the Holding Company, as applicable, in connection with the Refinancing Transactions, the Bank Agreements and the Special Term Loan Agreements, which opinions shall expressly state, or be accompanied by letters expressly stating, that the Initial Purchasers are entitled to rely on the opinions therein.

      10.    Effectiveness of Agreement and Termination.  This Agreement shall
             ------------------------------------------
become effective upon the execution and delivery of this Agreement by the parties hereto.

      This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, make it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any other such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

      11.     Miscellaneous.  Notices given pursuant to any provision of this
              -------------
Agreement shall be addressed as follows: (i) if to the Company or the Holding Company, to Earle M. Jorgensen Company, 3050 East Birch Street, Brea, California 92822, Attention: President, with a copy to Katten, Muchin and Zavis at 1999 Avenue of the Stars, Suite 1400, Los Angeles, CA 90007-6042, Attention: Mark Conley, Esq., (ii) if to either Initial Purchaser, c/o Donaldson, Lufkin & Jenrette Securities Corpo ration, 277 Park Avenue, New York, New York 10172,
Attention: Patrick

Fallon, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP at 919 Third Avenue, New York, NY 10022, Attention: Mark C. Smith, Esq. or (iii) in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of an Initial Purchaser, any person controlling an Initial Purchaser, the Company, the Holding Company, the officers or directors of the Company or the Holding Company, or any person controlling the Company, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

          If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agree ment pursuant to Section 10), the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the Initial Purchasers and their officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation their rights under Section 8).

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Holding Company, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Holding Company, and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

          THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

           This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Initial Purchasers.

                               Very truly yours,

                               Earle M. Jorgensen Company


                               By: /s/ Charles P. Gallopo
                                   -------------------------------
                                   Name:  Charles P. Gallopo
                                   Title: Vice President and Chief
                                          Financial Officer


DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

BT ALEX. BROWN INCORPORATED


     By: Donaldson, Lufkin & Jenrette
         Securities Corporation


     By: /s/ Scott McLallen
         ---------------------
         Name:  Scott McLallen
         Title: Vice President

                                  SCHEDULE A


                                                         Principal Amount
         Initial Purchaser                                    of Notes
         -----------------                               ----------------

Donaldson, Lufkin & Jenrette
           Securities Corporation............              $ 63,000,000
BT Alex. Brown Incorporated..................              $ 42,000,000
                                                           ------------
               Total.........................              $105,000,000